REIMBURSEMENT AGREEMENT

     This Agreement is made by and between Rancho Murieta
Community Services District ("District") and SHF Acquisition
Corporation ("SHF") with respect to the following:

                             RECITALS

     WHEREAS, SHF has developed over 100 improved lots collectively known as Unit 6 in the Rancho Murieta Subdivision which are within the District (the "Property").

     WHEREAS, in its development of Unit 6, SHF was required to construct several water, sewer and drainage facilities (the
"Phase I Facilities") that are oversized to serve lands outside the boundaries of Unit 6.

     WHEREAS, construction of the Phase I Facilities has been completed.

     WHEREAS, the lands contained within Unit 6 will benefit from future sewer facilities (the "Phase II Facilities") that will be constructed to replace the temporary sewer facilities which were constructed for the Unit 6 project.

     WHEREAS, the Phase II Facilities will also benefit property not a part of Unit 6 (the "Benefited Properties").

     WHEREAS, SHF and District desire to make provision for reimbursement of the costs incurred and the funds advanced by SHF out of the proceeds of any subsequent community facilities district or by direct payment by subsequent developers of the Benefited Properties.

     NOW, THEREFORE, District and SHF agree as follows:

                            AGREEMENT

     1.   REIMBURSEMENT FOR NET EXTERNAL BENEFIT.

          A. District and SHF acknowledge that SHF was required to construct the Phase I Facilities, which are described on Exhibit A, attached hereto and incorporated herein, as a condition of development of Unit 6. District and SHF further acknowledge that the Phase I Facilities are oversized facilities which will benefit lands both inside and outside the boundaries of Unit 6. District and SHF agree that the total cost of the Phase I Facilities was $1,597,425.75, and that of this amount, $276,088.44 is allocable to Unit 6 and $1,321,337.31 is allocable to the Benefited Properties. The allocation of such costs is shown on Exhibit A.

          B. District and SHF acknowledge that the future construction of the Phase II Facilities, which are described on Exhibit B, attached hereto and incorporated herein, will benefit lands both inside and outside the boundaries of Unit 6. District and SHF agree that the estimated cost of the Phase II Facilities (including the bond financing costs therefor) will be approximately $3,597,750.00, and that of this amount, $130,725.00 is allocable to Unit 6 and $3,467,025.00 is allocable to the Benefited Properties. The allocation of such costs is shown on Exhibit B.

          C. District and SHF agree that the reciprocal claims arising from construction of the Phase I Facilities and the Phase II Facilities result in a net amount due to SHF of approximately $1,190,612.31 (the "Net External Benefit") from the Benefited Properties. This amount is determined as follows:

ITEM                                                AMOUNTS

I.
Cost of the Phase I Facilities                        $ 1,597,425.75
Unit 6 share of the cost of the
 Phase I Facilities                                     < 276,088.44 >
Benefited Properties  share of the
 cost of the Phase I Facilities                       $ 1,321,337.31

II.
Estimated cost of the Phase II Facilities
less Financing (bond issuance) expense                $ 2,665,000.00
Unit 6 share of the cost of the
 Phase II Facilities                                    < 130,725.00 >

Benefited Properties  share of the cost
 of the Phase II Facilities (exclusive
 of bond issuance costs)                              $ 2,534,275.00

Benefited Properties  share of the cost
 of the bond issuance costs for the
 Phase II Facilities                                 $    886,996.25

Total Benefited Properties  share of
 the cost of the Phase II Facilities                  $ 3,421,271.25

III.
Benefited Properties  share of the cost
 of the Phase I Facilities                            $ 1,321,337.31
Unit 6 share of the cost of the
 Phase II Facilities                                    < 130,725.00 >

Net Amount due SHF from Benefited
 Properties                                           $ 1,190,612.31


          D. To assure a fair and equitable sharing of the costs of the Phase I Facilities and Phase II Facilities by the owners benefiting therefrom, District shall not enter into any agreement to extend or provide facilities, nor shall it issue "will serve" letters with respect to a Benefited Property, unless and until the owner of such Benefited Property has reimbursed, or has entered into an agreement with District to reimburse, SHF for its pro rata share of the Net External Benefit (to the extent that SHF has not previously been reimbursed or credited for the costs of such Net External Benefit). The Net External Benefit shall be spread among the Benefited Properties as shown in Exhibits A and B and in accordance with the following percentage allocations or such other allocations as District may adopt through the formation of a Benefit District or a district created in whole or in part for the purpose of financing reimbursement of the Net External Benefit:

                                   Pro Rata
                                   Share of Net            Net
Description of                     External                External
Benefiting Property                Benefit                 Benefit

I.   PHASE I FACILITIES:

     Calero                             2.97%            $   39,183.00
     RM North - East                   41.96%               554,497.29
     RM North - West                   48.78%               644,482.87
     RM North - School                  2.49%                32,868.38
     Hotel Site                         3.81%                50,305.78

TOTAL Phase I Facilities:             100.00%            $1,321,337.31

II.  PHASE II FACILITIES:

     Calero                             9.80%           $   335,199.60
     RM North - East                   65.53%             2,241,815.13
     RM North - West                   22.81%               780,516.54
     RM North- School                   1.86%                63,739.98

TOTAL PHASE II FACILITIES:            100.00%            $3,421,271.25

     The pro rata shares of the Net External Benefit set forth above have been calculated in accordance with the allocation of benefit for the Phase I Facilities and Phase II Facilities described in Exhibits A and B, respectively, and further, in accordance with the distribution of dwelling units pursuant to the allocations approved for Improvement District No. 1

          E. If any Improvement District, Assessment District, Community Facilities District or other public financing mechanism is created by the District which includes any or all of the Benefited Properties, the amount to be financed by such entity shall include, and the proceeds of any bonds issued by such entity shall first be used to reimburse SHF for that portion of the External Benefit attributable to the benefits received by the Benefited Properties included therein.

          F. District agrees to use its best efforts to carry out the provisions of this Section 1, but makes no warranty that it will be successful in securing reimbursement of the External
Benefit as contemplated herein.

          G. Any and all financing costs or other expenses arising out of the issuance of bonds as provided in Section 1.E, above, shall be borne by the owners of the Benefited Properties.

          2.   REIMBURSEMENT PERSONAL.  The rights to
reimbursement under this Agreement are personal to SHF and shall not run with the Unit 6 Property unless expressly assigned by SHF.
          3. ASSIGNMENT. SHF may assign its rights and obligations under this Agreement, with the prior written consent of District, which consent shall not be unreasonably withheld.

          4. REIMBURSEMENT - TWENTY YEAR TERM. SHF s rights to reimbursement under this Agreement shall expire twenty (20) years following the effective date of this Agreement.

          5. SEVERABILITY. In the event that any provision of this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, such provision(s) shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other provisions contained herein. Should any provision of this Agreement be held unenforceable, SHF and District shall take such steps as equity and good faith require to provide for completion of the Phase II Facilities and reimbursement of the External Benefit costs incurred by SHF.

          6. INDEMNIFICATION. SHF agrees to defend, indemnify and save and hold harmless District, its officers, agents and employees from any and all claims, damages, liability or actions arising out of or connected with this Agreement, expressly including any action challenging the validity of this Agreement. Such agreement to defend, indemnify and save and hold harmless District shall expressly exclude any and all claims made or actions brought by SHF or SHF s heirs or assigns against District to enforce the provisions of this Agreement.

          7. OBLIGATIONS ARISING FROM AGREEMENT. Neither District funds nor District monies, except future CFD funds and accounts and funds acquired for reimbursement, shall be liable for payment of any obligations arising from this Agreement. Neither the full faith and credit nor the taxing power of the District is pledged for the payment of any obligations arising from this Agreement. SHF may not compel the exercise of Districts taxing power or the forfeiture of any of its property to satisfy any obligations arising from this Agreement. The obligations arising from this Agreement are not a debt of the District, nor a legal or equitable pledge, charge, lien or encumbrance upon any of its property, or upon any of its income, receipts or revenues, except the revenues to a CFD arising from the Bonds.

          8. LEGAL FEES. In the event that legal action is necessary to enforce the provisions of this Agreement, the prevailing party(ies) shall be entitled to reasonable attorneys fees and costs.

          9. AMENDMENT. Amendment or modifications to this Agreement shall be in writing and executed by all parties.

          10. ENTIRE AGREEMENT. This Agreement and any attachments hereto constitute the entire agreement and understanding between District and SHF concerning the subject matter contained herein.

          11. NOTICES. All notices requested by this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid. Written notices or communications required by or concerning this Agreement shall be addressed as follows:

     District:
          Rancho Murieta Community Services District
          15160 Jackson Road
          Rancho Murieta, CA 95683

     SHF:
          SHF Acquisition Corporation
          Attn: Jim Dale
          4045 S. Spencer Street, Suite 206
          Las Vegas, NV 89119

     SHF Attorney:
          Calfee & Young, P.C.
          Attn: Christopher J. Konwinski
          611 North Street
          Woodland, CA 9569

     Any party may change the address stated herein by giving notice in writing to the other parties, and thereafter notices and correspondence shall be addressed and transmitted to the new address.

          12. COUNTERPART EXECUTION. This Agreement may be executed in counterpart.

          13. INTERPRETATION. Notwithstanding the fact that one or more provisions of this agreement may have been drafted by one of the parties to this Agreement, such provisions shall be interpreted as though they were the product of a joint drafting effort and no provision shall be interpreted against a party on the ground that said party was wholly or primarily for drafting the language to be interpreted.

          14. EXHIBITS. Attached hereto and incorporated herein by this reference are the following Exhibits:

               A. Allocation of Phase I Facilities to Unit 6 and the Benefited Properties.

               B. Allocation of Phase II Facilities to Unit 6 and the Benefited Properties.

     IN WITNESS WHEREOF the parties execute this Agreement on the date(s) set forth below.

District:
                               RANCHO MURIETA COMMUNITY SERVICES
                               DISTRICT

Dated: 9/20/95                 By: /s/ John R. Thurston
                                   President
                                   Board of Directors

Attest:

/s/ Sandra A. Hickman
Secretary


SHF:
                               SHF ACQUISITION CORPORATION


Dated: Aug 18, 1995            By:  /s/ James H. Dale
                               Its: President






                          EXHIBIT "A"           Gibberson & Associates, INC.
                  UNIT 6 BENEFIT/COST ANALYSIS  11344 Coloma Road, Suite 380
 version 19.9             PAGE 1 of 2           Sacramento, CA 95670
 February 22, 1995                              (916)638-4060
                                                FILENAME: MELLO199.wb1
                                                JOB S: 840018k


PHASE                                                           STRA #11A
                                       STRA #9      STRA #10    RM NORTH-
DESCRIPTION                  ACTUAL    CALERO        UNIT 6       EAST
RES.DU OR COMM/IND.EDU        COST       189           122        897

PHASE I.
   A. WATER TRANSMISSION
   PIPELINE(UNIT No. 6)    368,034.46               32,383.69   237,538.61

   B. PUMP STATION "B"                      7.40%      10.50%       59.86%
   (UNIT No. 6)            231,662.09   17,142.99   24,324.52   138,672.93

   C. SEWER FORCE MAIN                      7.40%      10.50%       59.86%
   (UNIT No. 6)            297,837.87   22,040.00   31,272.98   178,285.75

   D. DETENTION BASIN                                  25.21%
   (UNIT No. 6)            446,195.82              112.485.97

   E. THROUGH DRAINAGE
   FACILITIES - SHED "A"                               39.90%
   (UNIT No. 6)            119,476.22               47,671.01

   F. THROUGH DRAINAGE
   FACILITIES - SHED "B"                               19.25%
   (UNIT No. 6)            111,643.84               21,491.44

   G. 10" SEWER MAIN
   & MANHOLES                                          28.61%
   (UNIT No. 6)             22,575.45                6,458.84

   PHASE I TOTAL COSTS   1,597,425.75   39,183.00  276,088.44   554,497.29

   RECAP OF RELATIVE
   SHARES:

   Unit No. 6              276,088.44

   Other Properties      1,321,337.31

               TOTAL     1,597,425.75


PHASE                      STRA #11B   STRA #11C    STRA #14
                           RM NORTH-      RMN         HOTEL   TOTAL
DESCRIPTION                  WEST        SCHOOL       SITE    EDU'S  TOTAL
RES.DU OR COMM/IND.EDU        164          17         190     1579   COST

PHASE I.
   A. WATER TRANSMISSION
   PIPELINE(UNIT No. 6)     43,297.39    4,508.99  50,385.78  1,390  368,034.46

   B. PUMP STATION "B"         20.84%       1.40%
   (UNIT No. 6)             48,278.38    3,243.27             1,389  231,662.09

   C. SEWER FORCE MAIN         20.84%       1.40%
   (UNIT No. 6)             62,069.41    4,169.73             1,389  297,837.87

   D. DETENTION BASIN          71.89%       2.90%
   (UNIT No. 6)            320,770.17   12,939.68               303  446,195.82

   E. THROUGH DRAINAGE
   FACILITIES - SHED "A"       53.92%       6.18%
   (UNIT No. 6)             64,421.58    7,383.63               303  119,476.22

   F. THROUGH DRAINAGE
   FACILITIES - SHED "B"       80.75%
   (UNIT No. 6)             90,152.40                           286  111,643.84

   G. 10" SEWER MAIN
   & MANHOLES                  68.63%       2.76%
   (UNIT No. 6)             15,493.53      623.08               303   22,575.45

   PHASE I TOTAL COSTS     644,482.87   32,868.38  50,385.78       1,597,425.75

   RECAP OF RELATIVE
   SHARES:

   Unit No. 6

   Other Properties

               TOTAL




Version 19.9  February 22, 1995          EXHIBIT "A"
                                 UNIT 6 BENEFIT/COST ANALYSIS
                                        PAGE 2 of 2
Giberson & Associates, Inc.
11344 Coloma Road, Suite 380
Sacramento, CA 95670 (916) 638-4060
FILENAME: MELLO199.wb1  JOB S: 840018k


______________________________________________________________________________

     NOTES:

     1. Estimated costs are in constant April 1994 dollars (ENR index = 6521) derived by taking the estimated cost from the CFD No. 1 Engineer's report and escalating that amount to April 1994 (ENR index of April 1994 divided by ENR index of CFD No. 1 report multiplied by CFD No.
          1 cost).
     2. Estimated costs are by their nature approximations of the probable magnitude of project costs (incl. construction, contingencies, engineering, supervision and inspection).
     3. Equivalent dwelling unit counts for the parcels were provided by the developer of each parcel. These densities were verified by Rancho Murieta CSD yield estimates using assumed densities for residential land uses multiplied by parcel acreages and EDU ratios multiplied by assumed yield ratios for non-residential land uses. This analysis utilizes the dwelling unit counts from Improvement District No. 1 for residential properties and the equivalent number of dwelling units, derived from total original assessments, for non-residential properties.
     5. This analysis subdivides STRA No. 11 into three sub-areas to more e quitably spread the costs of Phase I Facility Nos. D, E, F & G.



                                      EXHIBIT "B"
Version 19.10                 UNIT 6 BENEFIT/COST ANALYSIS
May 22, 1995                          PAGE 1 of 2

PHASE

      DESCRIPTION            ESTIMATED     STRA #9    STRA #10     STRA #11A
RES.DU OR COMM/IND.EDU          COST       CALERO      UNIT 6      RM NORTH-
                                             189        122          EAST
PHASE II.													 	    897
H. SEWER PUMP STATION
NO. 5 (SOUTH OF UNIT             7.40%      10.50%       50.86%
NO. 6)                    1,245,000.00   92,130.00   130,725.00    745,257.00

I. SEWER PUMP STATION
& FORCE MAIN No. 4
(EAST OF GRANLEES                           10.46%        0.00%        64.94%
ESTATE)                     726,000.00   75,939.60            -    471,464.40

J. SEWER PUMP STATION
& FORCE MAIN No. 3                          11.56%        0.00%        63.96%
(SOUTH OF BASS LAKE)        694,000.00   80,226.40            -    443,882.40

SUBTOTAL PHASE II         2,665,000.00  248,296.00   130,725.00  1,660,603.80

Less Unit #6 share         (130,725.00)

SUBTOTAL PHASE II         2,534,275.00

PHASE II BOND               886,996.25   86,903.60            -    581,211.33
FINANCING COSTS
(ESTIMATED AT 35%)

PHASE II TOTAL COSTS      3,551,996.25  335,199.60   130,725.00  2,241,815.13

RECAP OF RELATIVE
SHARES:

Unit No. 6                  130,725.00

Other Properties          3,421,271.25

           TOTAL          3,551,996.25


PHASE
                        STRA #11B   STRA #11C  STRA #1
                        RM NORTH-      RMN      HOTEL   TOTAL
      DESCRIPTION         WEST        SCHOOL    SITE    EDU'S   TOTAL
RES.DU OR COMM/IND.EDU    164           17       190    1,579   COST

PHASE II.
H. SEWER PUMP STATION
NO. 5 (SOUTH OF UNIT        20.84%      1.40%
NO. 6)                  259,458.00  17,430.00           1,389   1,245,000.00

I. SEWER PUMP STATION
& FORCE MAIN No. 4
(EAST OF GRANLEES           22.61%      1.99%
ESTATE)                 164,148.60  14,447.40           1,389     726,000.00

J. SEWER PUMP STATION
& FORCE MAIN No. 3          22.27%      2.21%
(SOUTH OF BASS LAKE)    154,553.80  15,337.40           1,389     694,000.00

SUBTOTAL PHASE II       578,160.40  47,214.80      -            2,665,000.00

Less Unit #6 share

SUBTOTAL PHASE II

PHASE II BOND           202,356.14  16,525.18                     886,996.25
FINANCING COSTS
(ESTIMATED AT 35%)

PHASE II TOTAL COSTS    780,516.54  63,739.98      -            3,551,996.25

RECAP OF RELATIVE
SHARES:

Unit No. 6

Other Properties

           TOTAL



Version 19.10  May 22, 1995
EXHIBIT "B"
UNIT 6 BENEFIT/COST ANALYSIS
PAGE 2 of 2

_____________________________________________________________________

     NOTES:

     1. Estimated costs are in constant April 1994 dollars (ENR index = 6521) derived by taking the estimated cost from the CFD No. 1 Engineer s report and escalating that amount to April 1994 (ENR index of April 1994 divided by ENR index of CFD No. 1 report multiplied by CFD No.
          1 costs).
     2. Estimated costs are by their nature approximations of the probable magnitude of project costs (including construction, contingencies, engineering, supervision and inspection).
     3. Equivalent dwelling unit counts for the parcel were provided by the developer of each parcel. These densities were verified by Rancho Murieta CSD yield estimates using assumed densities for residential land uses multiplied by parcel acreage and EDU ratios for non-residential land uses.
     4. This analysis includes an estimate of the bond financing and formation costs.
     5. This analysis utilizes the dwelling unit counts from Improvement District No. 1 for residential properties and the equivalent number or dwelling units, derived from the total original assessments, for non-residential properties.
     6. This analysis subdivides STRA No. 11 into three sub-areas to more equitably spread the costs of Phase I
          Facility Nos. D, E, F & G.
     7.   This analysis reflects the decision of the District
          Improvement Committee to waive any Unit No. 6 cost sharing responsibility for Phase II improvements
          (Improvements Nos. I & J.)